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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

            We consent to the incorporation by reference in this registration statement on Form S-8, to be filed with the Securities and Exchange Commission on or about March 3, 1997, of our report, dated October 25, 1996, on our audits of the consolidated financial statements of Grand Havana Enterprises, Inc. (formerly, United Restaurants, Inc.) and subsidiaries. We also consent to the reference of our firm under the caption "Experts" in the registration statement.


                                    /s/ Hollander, Gilbert & Co.

Los Angeles, California
February 28, 1997